Exhibit 99.1

news release

Encana delivers new Montney plant ahead of schedule; company continues to outperform five-year plan

Calgary, Alberta (September 27, 2017) TSX, NYSE: ECA

Encana successfully started up the Tower processing plant ahead of schedule and under budget on September 20. The plant is the first of three Veresen Midstream facilities that support Encana’s condensate-focused growth plan in the Montney.

The Tower facility is in the process of ramping up. The two other new plants, Sunrise and Saturn, are also ahead of schedule and under budget with Sunrise expected to start up by mid-October and Saturn before year-end.

These new plants will more than double Encana’s Montney liquids production from the fourth quarter of 2016 to the fourth quarter of 2017. The company’s liquids and gas volumes in the play are expected to grow throughout 2018 as drilling programs bring the plants to full capacity.

“The Tower plant startup, delivered ahead of schedule and under budget, is an important milestone in our strategy and five-year plan,” said Doug Suttles, Encana President & CEO. “Liquids growth in the Montney is a key driver in expanding our corporate margin and delivering quality returns.”

Encana’s innovative midstream agreement with Veresen Midstream enables Encana, via the Cutbank Ridge Partnership, to construct and operate the three plants, as well as any future build opportunities, on behalf of Veresen Midstream on a contracted basis. Veresen Midstream funds and owns the facilities and Encana pays to use them through a fee-for-service agreement.

Encana remains on track to deliver its 2017 corporate guidance despite Hurricane Harvey and gas constraints this summer in western Canada. Impacts from Hurricane Harvey in the Eagle Ford and Permian were limited to approximately 3,500 barrels of oil equivalent per day (BOE/d) in the third quarter through well executed recovery plans and strong coordination between Encana’s operations, midstream and marketing teams.

In western Canada, TCPL system maintenance and an extended third party gas plant turnaround are expected to have a third quarter production impact of about 55 million cubic feet per day (MMcf/d). Throughout these gas curtailments, Encana prioritized liquids-rich gas production to minimize cash flow impacts.

Based on strong well performance across the portfolio and early Montney plant startups, Encana now expects production growth from its core assets to be towards the top end of its 25 to 30 percent guidance range from the fourth quarter of 2016 to the fourth quarter of 2017.

“We are committed to being an operator that can be counted on,” said Suttles. “We continue to grow margins, lower costs and drive efficiency. Our focus on creating a business that can deliver quality returns through the commodity cycle is paying off. We are firmly on track with our 2017 guidance and well positioned for 2018 when we expect to deliver significant value growth within cash flow.”

Encana Corporation

Encana is a leading North American energy producer that is focused on developing its strong portfolio of resource plays, held directly and indirectly through its subsidiaries, producing oil, natural gas liquids (NGLs) and natural gas. By partnering with employees, community organizations and other businesses,

Encana Corporation

Encana contributes to the strength and sustainability of the communities where it operates. Encana common shares trade on the Toronto and New York stock exchanges under the symbol ECA.

ADVISORY REGARDING OIL AND GAS INFORMATION – The conversion of natural gas volumes to barrels of oil equivalent (BOE) is on the basis of six thousand cubic feet to one barrel. BOE is based on a generic energy equivalency conversion method primarily applicable at the burner tip and does not represent economic value equivalency at the wellhead. Readers are cautioned that BOE may be misleading, particularly if used in isolation.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS – This news release contains certain forward-looking statements or information (collectively, “FLS”) within the meaning of applicable securities legislation. FLS include: status, operational timing and cost of certain facilities; expectation of meeting or exceeding targets in Encana’s corporate guidance and five-year plan; anticipated production, growth and commodity mix, including impact to cash flow and timing thereof; ability to expand corporate margin, deliver quality returns, lower costs and drive efficiency; future build opportunities and funding thereof; impact of weather and transportation constraints to production and response thereto; positioning for 2018, including expectation of growth within cash flow; and performance relative to peers.

Readers are cautioned against unduly relying on FLS which, by their nature, involve numerous assumptions, risks and uncertainties that may cause such statements not to occur, or results to differ materially from those expressed or implied. These assumptions include: future commodity prices and differentials; foreign exchange rates; Encana’s ability to access its revolving credit facilities and shelf prospectuses; assumptions contained in Encana’s corporate guidance and in the news release; data contained in key modeling statistics; availability of attractive hedges and enforceability of risk management program; effectiveness of Encana’s drive to productivity and efficiencies; results from innovations; expectation that counterparties will fulfill their obligations under the gathering, midstream and marketing agreements; access to transportation and processing facilities where Encana operates; assumed tax, royalty and regulatory regimes; and expectations and projections made in light of, and generally consistent with, Encana’s historical experience and its perception of historical trends, including with respect to the pace of technological development, the benefits achieved and general industry expectations.

Risks and uncertainties that may affect these business outcomes include: business interruption and casualty losses or unexpected technical difficulties, including impact of weather and access to properties; the ability to generate sufficient cash flow to meet Encana’s obligations; commodity price volatility; ability to secure adequate product transportation and potential pipeline curtailments; variability and discretion of Encana’s board of directors to declare and pay dividends, if any; the timing and costs of well, facilities and pipeline construction; counterparty and credit risk; risk and effect of a downgrade in credit rating and its impact on access to capital markets and other sources of liquidity; fluctuations in currency and interest rates; risks inherent in Encana’s corporate guidance; failure to achieve anticipated results from cost and efficiency initiatives; risks inherent in marketing operations; risks associated with technology; changes in or interpretation of royalty, tax, environmental, greenhouse gas, carbon, accounting and other laws or regulations; risks associated with existing and potential future lawsuits and regulatory actions made against Encana; impact to Encana as a result of disputes arising with its partners, including the suspension by its partners of certain of their obligations and the inability to dispose of assets or interests in certain arrangements; Encana’s ability to acquire or find additional reserves; imprecision of reserves estimates and estimates of recoverable quantities of natural gas and liquids from plays and other sources not currently classified as proved, probable or possible reserves or economic contingent resources, including future net revenue estimates; risks associated with past and future acquisitions or divestitures of certain assets or other transactions or receipt of amounts contemplated under the transaction agreements (such transactions may include third-party capital investments, farm-outs or partnerships, which Encana may refer to from time to time as “partnerships” or “joint ventures” and the funds received in respect thereof which Encana may refer to from time to time as “proceeds”, “deferred purchase price” and/or “carry capital”, regardless of the legal form) as a result of various conditions not being met; and other risks and uncertainties impacting Encana’s business, as described in its most recent Annual Report on Form 10-K and as described from time to time in Encana’s other periodic filings as filed on SEDAR and EDGAR.

Although Encana believes the expectations represented by such FLS are reasonable, there can be no assurance that such expectations will prove to be correct. Readers are cautioned that the assumptions, risks and uncertainties referenced above are not exhaustive. FLS are made as of the date of this news release and, except as required by law, Encana undertakes no obligation to update publicly or revise any FLS. The FLS contained in this news release are expressly qualified by these cautionary statements.

Further information on Encana Corporation is available on the company’s website, www.encana.com, or by contacting:

Encana Corporation

Investor contact: Brendan McCracken Vice-President, Investor Relations (403) 645-2978 Patti Posadowski Sr. Advisor, Investor Relations (403) 645-2252	Media contact: Simon Scott Vice-President, Communications (403) 645-2526 Jay Averill Director, Media Relations (403) 645-4747

SOURCE: Encana Corporation

Encana Corporation

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